UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

90 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 296-5858

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
Guarantee of Argo Group U.S., Inc. 6.500% Senior Notes due 2042	ARGD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications to Rights of Security Holders

On July 9, 2020, Argo Group International Holdings, Ltd. (the “Company”) consummated its public offering of 6,000,000 depositary shares (the “Depositary Shares”), each of which represents a 1/1,000th interest in a share of its 7.00% Resettable Fixed Rate Preference Shares, Series A, par value of $1.00 per share with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the “Preference Shares”).

Dividends on the Preference Shares will be payable on a non-cumulative basis only when, as and if declared by our Board of Directors or a duly authorized committee thereof, quarterly in arrears on the 15th day of March, June, September, and December of each year, commencing on September 15, 2020, at a rate equal to 7.00% of the liquidation preference per annum (equivalent to $1,750 per Series A Preference Share and $1.75 per Depositary Share per annum) up to but excluding September 15, 2025. Beginning on September 15, 2025, any such dividends will be payable on a non-cumulative basis, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, during each reset period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent reset dividend determination date (as described in the Company’s prospectus supplement dated July 7, 2020) plus 6.712% of the liquidation preference per annum.

In connection with such transaction, the Company adopted a Certificate of Designations (the “Certificate of Designations”) with respect to the Preference Shares. Pursuant to the Certificate of Designations, the Preference Shares rank senior to the Company’s common shares and any other junior shares, as defined in the Certificate of Designations.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The form of share certificate for any Preference Shares that may be issued in certificated form is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated as of July 9, 2020 (the “Deposit Agreement”), by and among the Company, American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. The Preference Shares were deposited against delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.3 and the form of Depositary Receipt is attached hereto as Exhibit 4.4. The foregoing description of the Deposit Agreement is entirely qualified by reference to such exhibit, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bye-Laws

Item 3.03 above is incorporated by reference herein.

Item 8.01	Amendments to Articles of Incorporation or Bye-Laws

On July 7, 2020, the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing that it entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, on behalf of themselves and as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, an aggregate of 6,000,000 Depositary Shares. As noted above, the offering closed on July 9, 2020. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated July 7, 2020 among the Company and Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, on behalf of themselves and as representatives of the several underwriters named in Schedule I thereto

4.1	Certificate of Designations of 7.00% Resettable Fixed Rate Preference Shares, Series A

4.2	Form of Share Certificate evidencing 7.00% Resettable Fixed Rate Preference Share, Series A

4.3	Deposit Agreement, dated July 9, 2020, among the Company, American Stock Transfer & Trust Company, LLC and the holders from time to time of the Depositary Receipts

4.4	Form of Depositary Receipt (included in Exhibit 4.3)

5.1	Opinion of Appleby (Bermuda) Limited

5.2	Opinion of Sidley Austin LLP

23.1	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP Limited (included in Exhibit 5.2)

99.1	Press Release of the Company, dated July 7, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Date: July 9, 2020	By:	/s/ Jay S. Bullock
Jay S. Bullock
Executive Vice President and Chief Financial Officer